Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-27144) of R.H. Donnelley Corporation of our report dated September 20, 2004 relating to the financial statements of the R.H. Donnelley Profit Participation Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
October 5, 2004